State of Delaware
                        Office of the Secretary of State

                        ---------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "D-VINE, LTD.", CHANGING ITS NAME FROM "D-VINE, LTD." TO "MONSTERDAATA.COM, INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                              [SEAL]         /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2067034   8100                                           AUTHENTICATION: 9667205

991130306                                                         DATE: 04-05-99

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/05/1999
   991130306 - 2067034

                          CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  D-VINE, LTD.

                        ---------------------------------

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is D-Vine, Ltd.

      2. The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article First:

      The name of the Corporation is MonsterDaata.com, Inc.

      3. The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, by the unanimous votes of the Board of Directors and of consent of the majority of the shareholders of the Corporation on March 29, 1999.

Signed on March 30, 1999.


                                        /s/ Edward J. Tobin
                                        ----------------------------------------
                                        Edward J. Tobin, President